Exhibit 5.1

Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487

February 11, 2011

BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, Michigan 48326

Re:	BorgWarner Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the "Registration Statement") of BorgWarner Inc., a Delaware corporation (the "Company"), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), you have asked us to furnish our opinion as to the validity of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the following securities of the Company (together, the "Securities"):

(a)	senior debt securities ("Senior Debt Securities") and subordinated debt securities ( "Subordinated Debt Securities" and, together with the Senior Debt Securities, "Debt Securities");

(b)	shares of preferred stock of the Company, par value $0.01 per share ("Preferred Stock");

(c)
shares of voting common stock of the Company, par value $0.01 per share ("Voting Common Stock"), and shares of non-voting common stock of the Company, par value $0.01 per share ("Non-Voting Common Stock" and, together with the Voting Common Stock, "Common Stock");

(d)	depositary shares representing fractional interests in shares of Preferred Stock evidenced by depositary receipts ("Depositary Shares");

(e)	warrants to purchase Debt Securities, Preferred Stock, Common Stock, Depositary Shares or Units, or any combination of them ("Warrants"); and

(f)	units consisting of any combination of two or more of Debt Securities, Preferred Stock, Common Stock, Depositary Shares, or Warrants ("Units").

The Securities are being registered for offering and sale from time to time as provided by
Rule 415 under the Act.

The Senior Debt Securities are to be issued in one or more series under the Senior Debt Indenture, dated as of September 23, 1999, as supplemented ("Senior Debt Indenture"), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.  The Subordinated Debt Securities are to be issued in one or more series under an indenture to be entered into by and among the Company and a trustee to be determined ("Subordinated Debt Indenture" and, together with the Senior Debt Indenture, "Indentures").

The Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a "Depositary Agreement"). The Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a "Warrant Agreement").  The Units are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a "Unit Agreement").

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement, and (ii) the Senior Debt Indenture filed as Exhibit 4.1 to the Registration Statement.

In addition, we have examined the certificate of incorporation, as amended, and by-laws, as amended, of the Company certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Securities and the filing of the Registration Statement. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed by us and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that: (i) the Indentures will be duly authorized, executed and delivered by the parties to them in substantially the forms filed or to be filed as exhibits to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement, (ii) each of the Depositary Agreements, the Warrant Agreements, and the Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indentures, are referred to collectively as the "Operative Agreements"), (iii) each Operative Agreement, when so authorized, executed and delivered, will be a valid and legally binding obligation of the parties thereto, (iv) the Securities will be governed by the laws of the State of Michigan or the Delaware General Corporation Law,  and (5) any Operative Agreements will be governed by the laws of the State of Michigan.

With respect to the Securities of a particular series or issuance, we have assumed that: (i) the issuance, sale, number or amount, as the case may be, and the terms of the Securities to be offered from time to time, will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of Michigan, any applicable Operative Agreement, and any other applicable law (ii) prior to the issuance of a series of Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Preferred Stock will have been duly authorized by the Company and filed with the appropriate governmental agency, (iii) the Securities will be duly authorized, executed, issued and delivered by the Company against payment by the purchaser at the agreed-upon consideration and, in the case of Debt Securities, Depositary Shares, Warrants and Units, duly authenticated or delivered by the applicable trustee or agent, in each case, (iv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement, and (v) the Registration Statement and any amendments thereto will have become effective under the Act and any applicable prospectus supplement will have been prepared, delivered and filed in compliance with the Act.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.
When the specific terms of a particular issuance of Debt Securities (including any Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Debt Securities will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.
Upon due authorization by the Company of the issuance and sale of shares of a series of Preferred Stock, and, if applicable, upon exercise, exchange or conversion of any Security for or into Preferred Stock in accordance with its terms, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.
Upon due authorization by the Company of the issuance and sale of shares of Common Stock, and, if applicable, upon exercise, exchange or conversion of any Security for or into Common Stock in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

4.
When any Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

5.
When the specific terms of a particular issuance of Warrants have been duly authorized by the Company and such Warrants have been duly executed, authenticated, issued and delivered, such Warrants will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.
When any Units have been duly authorized, issued and delivered by the Company, such Units will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions expressed above as to enforceability may be subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain remedies.

We express no opinion concerning the contents of the Registration Statement (including the prospectus and any prospectus supplement), other than as to the validity of the Securities.  We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the internal laws of the State of Michigan and the Delaware General Corporation Law.  The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date of this opinion, which laws are subject to change.

The opinions expressed above are as of the date of this letter, and we do not assume an obligation to update or supplement those opinions to reflect a fact or circumstance that in the future comes to our attention or a change in law that in the future occurs or becomes effective.  This letter is limited to the matters set forth in it, and no opinions are implied or may be inferred beyond those expressly stated above.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Warner Norcross & Judd LLP

By	/s/ G. Charles Goode
G. Charles Goode, A Partner